EXHIBIT 4.2
EXECUTION VERSION

FIRST AMENDMENT AND CONSENT

FIRST AMENDMENT AND CONSENT, dated as of October 29, 2009 (this “Amendment”), to (a) the Amended and Restated Credit Agreement, dated as of July 2, 2009 (as the same may be amended (including pursuant to this Amendment), supplemented or otherwise modified from time to time, the “Credit Agreement”), among SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”); each of the Subsidiaries of the Company from time to time party to the Credit Agreement (each individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Company, the “Obligors”), the lenders from time to time party to the Credit Agreement (the “Lenders”), COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH, as syndication agent, BARCLAYS BANK PLC, MORGAN STANLEY BANK, N.A., and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agents, JPMORGAN CHASE BANK, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as joint collateral agents, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and (b) the Amended and Restated Pledge and Security Agreement, dated July 2, 2009 (as the same may be amended (including pursuant to this Amendment), supplemented or otherwise modified from time to time, the “Security Agreement”), among the Company, the Subsidiary Guarantors and the Administrative Agent.

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Company;

WHEREAS, the Company has requested certain amendments to the Credit Agreement and the Security Agreement as more fully set forth herein, including the replacement of certain schedules to the Credit Agreement and the Security Agreement and provisions to permit the consummation of the European Refinancing Facility in the form of a standby letter of credit facility with a two year term;

WHEREAS, the Company has requested the release of the Liens securing the Secured Obligations on the Promissory Note (the “Intercompany Note”) in the amount of $325,321,000 from the Company to Premium Standard Foods, LLC, dated September 14, 2007 (which, pursuant to various assumption agreements, is currently the obligation of Murphy Brown LLC); and

WHEREAS, the Required Lenders have agreed to such amendments and release but only on the terms and conditions contained in this Amendment.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendments to Section 1.01 of the Credit Agreement.  Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)  by inserting at the end of the definition of “Available Equity Proceeds” the following:

“; provided that proceeds of any such issuance or sale of common stock of the Company which is designated as having been issued or sold to refinance Indebtedness for the purposes of clause (ii) of the definition of “Fixed Charges” or to finance a loan for the purposes of clause (v) of the definition of “Fixed Charges” shall not be included in the calculation of Available Equity Proceeds”;

(b)  by inserting after the words “European Facility” in the fourth line of the definition of “European Refinancing Facility” the following:

“and that such replacement or refinancing may take the form of a letter of credit facility permitting the issuance of letters of credit for the benefit of the Company or any of its Subsidiaries”;

(c)  by amending the definition of “Fixed Charges” by:

(i)  inserting after the words “such principal” in clause (ii) thereof the words “, so long as such Indebtedness incurred is not owed or such issuance of equity is not made to a Loan Party or any subsidiary thereof”; and

(ii)  deleting clause (v) thereof in its entirety and inserting in lieu thereof the following:

“(v) without duplication of amounts included pursuant to clause (ii) above, the aggregate principal amount of all loans made in reliance upon Section 6.04(o) during such Test Period (other than any such loans (A) the proceeds of which are used to repay obligations under the European Facility on or prior to August 15, 2009 or (B) to the extent made with the proceeds of Indebtedness incurred or an issuance of equity to finance such loans, so long as such Indebtedness incurred is not owed or such issuance of equity is not made to a Loan Party or any subsidiary thereof), net of any repayments of such loans made during such Test Period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.”;

(d)  by deleting clause (y) of the definition of “Maturity Date” in its entirety and inserting in lieu thereof the following:

“(y) in the event that the European Facility has not been refinanced, repaid or extended prior to May 25, 2010, the Maturity Date, as determined pursuant to clause (a) hereof, shall be May 25, 2010 (it being understood that, except in the case of a European Refinancing Facility the extensions of credit under which are limited to the issuance of letters of credit and short term reimbursement obligations in respect thereof with commitments in an aggregate amount not to exceed $100,000,000, if any such refinancing or extension shall provide for a maturity date that is earlier than the third anniversary of the Effective Date, the Maturity Date shall be the date that is 91 days prior to such maturity date).”; and

(e)  by deleting clause (b) of the definition of “Secured Obligations” in its entirety and inserting in lieu thereof the following:

“(b) Banking Services Obligations and Swap Obligations (relating to interest rates or currencies) will constitute Secured Obligations only to the extent such obligations, at the time of incurrence, are permitted by the Covered Notes Documents to be Secured Obligations (it being understood that this clause (b) will cease to have any effect upon the earlier to occur of (x) the obligations under the Covered Notes being guaranteed by the Loan Parties in accordance with the proviso in clause (b) of Section 6.11 and (y) the amendment of the Covered Notes Documents or the refinancing of the Covered Notes, in each case, such that the Covered Notes Documents no longer impose any restriction on the ability of the Loan Parties to guarantee Banking Services Obligations and Swap Obligations relating to interest rates and currencies).”.

SECTION 3. Amendments to Section 6.04 of the Credit Agreement.  Section 6.04 of the Credit Agreement is hereby amended as follows:

(a)  by inserting after the second parenthetical in clause (b)(i) thereof the following:

“, and in the case of any Guarantees of Indebtedness permitted pursuant to this clause (i), replacements of such Guarantees on substantially the same terms in connection with any refinancing of such Indebtedness that is otherwise permitted hereunder”;

(b)  by inserting the word “, termination” following the first appearance of the word “refinancing” in clause (o)(ii) thereof; and

(c)  by (i) deleting the word “and” at the end of clause (q) thereof; (ii) deleting the period at the end of clause (r) thereof and inserting in lieu thereof the word “; and”; and (iii) inserting the following new clause (s):

“(s)           intercompany loans or other Investments in a Foreign Subsidiary that is the account party on a letter of credit issued under the European Refinancing Facility (or other similar facility in respect of which the primary obligor in respect of the reimbursement obligation is a Foreign Subsidiary), which letter of credit was drawn upon to finance an obligation owed by a Loan Party, in an amount not to exceed the amount of such drawing.”.

SECTION 4. Amendment to Section 6.10 of the Credit Agreement.  Section 6.10 of the Credit Agreement is hereby amended by inserting after the words “any other Subsidiary” in clause (c) thereof the words “under the Loan Documents or any extension, replacement, refinancing or refund in whole or in part such Indebtedness”.

SECTION 5. Amendment to Section 7.01 of the Credit Agreement.  Section 7.01 of the Credit Agreement is hereby amended by inserting after the words “Swap Agreements” in clause (g) thereof the words “and obligations to cash collateralize letters of credit issued under a European Refinancing Facility arising solely as a result of an insufficiency of the applicable borrowing base (and not a default under such facility)”.

SECTION 6. Release of Intercompany Note.  The Required Lenders authorize the Administrative Agent to release any Liens securing the Secured Obligations on the Intercompany Note (it being understood that (a) at such time as the Company and its Subsidiaries in good faith determine that the pledge of the Intercompany Note will not have an adverse impact on the interests of the Company, the Intercompany Note will constitute Collateral and (b) during the period that the Intercompany Note does not constitute Collateral, no Loan Party will, nor will it permit any of its Subsidiaries to, incur or permit to exist any Lien on the Intercompany Note other than Liens granted or incurred with respect to obligations of Premium Standard Foods, LLC for the purpose previously disclosed to the Administrative Agent), and the Administrative Agent hereby releases such Lien.

SECTION 7. Amendments to Schedules and Exhibits to the Credit Agreement and the Security Agreement.  The Credit Agreement is hereby amended by (a) replacing (i) Schedule 3.05(a) with Annex A hereto and (ii) Schedule 6.04(b) with Annex B hereto and (b) supplementing (i) Part A of Schedule 3.13 with Annex C hereto, (ii) Part B of Schedule 3.17 with Annex D hereto and (iii) Schedule 6.01 with Annex E hereto.  The Security Agreement is hereby amended by replacing (i) Exhibit A with Annex F hereto and (ii) Exhibit B with Annex G hereto.

SECTION 8. Waiver under the Credit Agreement.  The Required Lenders waive any Default or Event of Default that may have occurred and be continuing as a result of (i) any deficiency  with respect to the Schedules to the Credit Agreement and Exhibits to the Security Agreement that are the subject of the amendments set forth in Section 7 above solely to the extent such deficiency is cured by the replacement of such schedule pursuant to Section 7 of this Amendment and (ii) any failure to deliver possession of the Intercompany Note to the Administrative Agent prior to the date hereof.

SECTION 9. Conditions to Effectiveness.  This Amendment shall become effective upon the date (the “First Amendment Effective Date”) on which the following conditions are satisfied:  (i) the Administrative Agent shall have received counterparts of this Amendment, executed and delivered by a duly authorized officer of each of the Obligors and Lenders constituting the Required Lenders; (ii) the Administrative Agent shall have received all fees required to be paid on or before the First Amendment Effective Date, and all expenses required to be paid on or before the First Amendment Effective Date for which invoices have been timely presented, including, without limitation, the reasonable fees and expenses of legal counsel, (iii) no Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date and (iv) as of the First Amendment Effective Date, all representations and warranties contained in Section 10 of this Amendment shall be true, correct and complete in accordance with the terms of Section 10 of this Amendment.

SECTION 10. Representations and Warranties.  The Company represents and warrants to the Administrative Agent and the Lenders that as of the First Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and the representations and warranties made by the Company and the other Loan Parties in or pursuant to the Credit Agreement or any other Loan Document are true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) on and as of the First Amendment Effective Date as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date or, in the case of any representation and warranty qualified by materiality, in all respects as of such earlier date).

SECTION 11. Effect of Amendment.  (a)  This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement or the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Company or any other Loan Party that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein.  Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with its terms.

(b)  On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 12. Consent of Guarantors.  Each of the Guarantors hereby consents to this Amendment, and to the amendments and modifications to the Credit Agreement and the Security Agreement pursuant hereto and acknowledges the effectiveness and continuing validity of its obligations under or with respect to the Credit Agreement or any other Loan Document, as applicable, and its liability for the Guaranteed Obligations pursuant to the terms thereof and that such obligations are without defense, setoff and counterclaim.

SECTION 13. Costs and Expenses.  The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 14. Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Company, the other Loan Parties, the Administrative Agent and the Lenders, and each of their respective successors and assigns, and shall not inure to the benefit of any third parties.  The execution and delivery of this Amendment by any Lender prior to the First Amendment Effective Date shall be binding upon its successors and assigns and shall be effective as to any Loans or Commitments assigned to it after such execution and delivery.

SECTION 15. Entire Agreement.  This Amendment, the Credit Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Credit Agreement or the other Loan Documents.

SECTION 16. Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 17. Counterparts
.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), each of which when so executed and delivered shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 18. GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SMITHFIELD FOODS, INC.

By: /s/ Carey J. Dubois
     Name: Carey J. Dubois
      Title: Vice President, Finance

OTHER LOAN PARTIES:

Brown’s Realty Partnership,
   a North Carolina general partnership
Carroll’s Realty Partnership,
   a North Carolina general partnership
Smithfield-Carroll’s Farms,
   a Virginia general partnership

By:           Murphy-Brown, LLC,
as a general partner of each

By: /s/ Carey J. Dubois
     Name: Carey J. Dubois
      Title: Vice President

Signature Page to First Amendment and Consent to
Smithfield Foods, Inc. Amended and Restated Credit Agreement

814 Americas, Inc.,
   a Delaware corporation
Armour-Eckrich Meats LLC,
   a Delaware limited liability company
Farmland Distribution Inc.,
   a Delaware corporation
Farmland Foods, Inc.
   a Delaware corporation
Gwaltney Transportation Co., Inc.
   a Delaware corporation
John Morrell & Co.,
   a Delaware corporation
LPC Transport, Inc.,
   a Delaware corporation
Murphy Farms of Texhoma, Inc.,
   an Oklahoma corporation
Murphy-Brown LLC,
   a Delaware limited liability company
North Side Foods Corp.,
   a Delaware corporation
Patrick Cudahy Incorporated,
   a Delaware corporation
PC Express, Inc.,
   a Delaware corporation
Premium Standard Farms, LLC,
   a Delaware limited liability company
RMH Foods, Inc.,
   a Delaware corporation
The Smithfield Packing Company, Incorporated,
   a Delaware corporation
Smithfield Purchase Corporation,
   a North Carolina corporation
Smithfield Transportation Co., Inc.,
   a Delaware corporation
Stefano Foods, Inc.,
   a North Carolina corporation
Valleydale Transportation Company, Inc.
   a Delaware corporation

By: /s/ Carey J. Dubois
     Name: Carey J. Dubois
      Title: Vice President

Signature Page to First Amendment and Consent to
Smithfield Foods, Inc. Amended and Restated Credit Agreement

Jonmor Investments, Inc.,
   a Delaware corporation
Patcud Investments, Inc.,
   a Delaware corporation
SFFC, Inc.,
   a Delaware corporation
SF Investments, Inc.,
   a Delaware corporation

By: /s/ Charles McCarrick
     Name: Charles McCarrick
      Title: President/Assistant Secretary/
    Assistant Treasurer

Signature Page to First Amendment and Consent to
Smithfield Foods, Inc. Amended and Restated Credit Agreement

AgFirst Farm Credit Bank, as a Lender

By:  /s/ John W. Burnside, Jr.
Name:  John W. Burnside, Jr.
Title: Vice President

Signature Page to First Amendment and Consent to
Smithfield Foods, Inc. Amended and Restated Credit Agreement

Bank of Montreal, as a Lender

By:  /s/ William J. Kennedy
Name:  William J. Kennedy
Title: Vice President

Signature Page to First Amendment and Consent to
Smithfield Foods, Inc. Amended and Restated Credit Agreement

Barclays Bank PLC, as a Lender

By:  /s/ Diane Rolfe
Name:  Diane Rolfe
Title: Director

Signature Page to First Amendment and Consent to
Smithfield Foods, Inc. Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:  /s/ William F. Sweeney
Name:  William F. Sweeney
Title: Senior Vice President

Signature Page to First Amendment and Consent to
Smithfield Foods, Inc. Amended and Restated Credit Agreement

CoBank, ACB, as a Lender

By:  /s/ Alan V. Schuler
Name: Alan V. Schuler
Title: Vice President

Signature Page to First Amendment and Consent to
Smithfield Foods, Inc. Amended and Restated Credit Agreement

COOPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., “RABOBANK
NEDERLAND”, NEW YORK BRANCH, as a Lender

By:  /s/ Jeff P. Geisbauer
Name:  Jeff P. Geisbauer
Title: Vice President

By:  /s/ Rebecca O. Morrow
Name:  Rebecca O. Morrow
Title: Executive Director

Signature Page to First Amendment and Consent to
Smithfield Foods, Inc. Amended and Restated Credit Agreement

FARM CREDIT BANK OF TEXAS, as a Voting Participant

By:  /s/ Chris M. Levine
Name:  Chris M. Levine
Title: Vice President

Signature Page to First Amendment and Consent to
Smithfield Foods, Inc. Amended and Restated Credit Agreement

Farm Credit Services of Mid-America, FLCA,
as a Voting Participant

By:  /s/ Ralph M. Bowman
Name:  Ralph M. Bowman
Title: Vice President

Signature Page to First Amendment and Consent to
Smithfield Foods, Inc. Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:  /s/ Andrew Cadltz
Name:  Andrew Cadltz
Title: Authorized Signatory

Signature Page to First Amendment and Consent to
Smithfield Foods, Inc. Amended and Restated Credit Agreement

ING CAPITAL LLC, as a Lender

By:  /s/ James Latimer
Name:  James Latimer
Title: Managing Director

Signature Page to First Amendment and Consent to
Smithfield Foods, Inc. Amended and Restated Credit Agreement

NORTHWEST FARM CREDIT SERVICES, FLCA
as a lender

By:  /s/ Carol L. Sobson
Name:  Carol L. Sobson
Title: Vice President

Signature Page to First Amendment and Consent to
Smithfield Foods, Inc. Amended and Restated Credit Agreement

SOCIETE GENERALE, as a Lender

By:  /s/ Sebastien Ribatto
Name:  Sebastien Ribatto
Title: Managing Director

Signature Page to First Amendment and Consent to
Smithfield Foods, Inc. Amended and Restated Credit Agreement

United FCS, FLCA d/b/a FCS Commercial Finance Group, as a Voting Participant

By:  /s/ Lisa Caswell
Name:  Lisa Caswell
Title: Assistant Vice President

Signature Page to First Amendment and Consent to
Smithfield Foods, Inc. Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By: /s/ Barbara Marks
      Name: Barbara Marks
      Title: Executive Director